EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Electro Scientific Industries, Inc. and subsidiaries previously filed Form S-8 and Form S-3 Registration Statements File Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-58292, 33-70584, 33-63705, 33-65477, 333-16485, 333-16487, 333-29513, 333-35917, 333-35927, 333-46443, 333-55060, 333-88411 and 333-88727.

Portland, Oregon
June 28, 2001